Exhibit 10.1

Wayside Technology Group, Inc.

Code of Ethics and Business Conduct & Anti-Corruption Policy

A.    Code of Ethics and Business Conduct Policy

1.         Introduction.

1.1          The Board of Directors of Wayside Technology Group, Inc. (together with its subsidiaries, the “Company”) has adopted this Code of Ethics and Business Conduct (the “Code”) in order to:

(a)           promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

(b)           promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company;

(c)           promote compliance with applicable governmental laws, rules and regulations;

(d)           promote the protection of Company assets, including corporate opportunities and confidential information;

(e)           promote fair dealing practices;

(f)            deter wrongdoing; and

(g)           ensure accountability for adherence to the Code.

1.2          All directors, officers and employees are required to be familiar with the Code, comply with its provisions and report any suspected violations as described below in Section 10., Reporting and Enforcement.

2.         Honest and Ethical Conduct.

2.1          The Company’s policy is to promote high standards of integrity by conducting its affairs honestly and ethically.

2.2          Each director, officer and employee must act with integrity and observe the highest ethical standards of business conduct in his or her dealings with the Company’s customers, suppliers, partners, service providers, competitors, employees and anyone else with whom he or she has contact in the course of performing his or her job.

3.         Conflicts of Interest.

3.1          A conflict of interest occurs when an individual’s private interest (or the interest of a member of his or her family) interferes, or even appears to interfere, with the interests of the Company as a whole. A conflict of interest can arise when an employee, officer or director (or a member of his or her family) takes actions or has interests that may make it difficult to perform his or her work for the Company objectively and effectively. Conflicts of interest also arise when an employee, officer or director (or a member of his or her family) receives improper personal benefits as a result of his or her position in the Company.

3.2          Loans by the Company to, or guarantees by the Company of obligations of, employees or their family members are of special concern and could constitute improper personal benefits to the recipients of such loans or guarantees, depending on the facts and circumstances. Loans by the Company to, or guarantees by the Company of obligations of, any director or executive officer or their family members are expressly prohibited.

3.3          Whether or not a conflict of interest exists or will exist can be unclear. Conflicts of interest should be avoided unless specifically authorized as described in Section 3.4.

3.4          Persons other than directors and executive officers who have questions about a potential conflict of interest or who become aware of an actual or potential conflict should discuss the matter with, and seek a determination and prior authorization or approval from, their supervisor, manager or other appropriate personnel. A supervisor, manager or other appropriate personnel may not authorize or approve conflict of interest matters or make determinations as to whether a problematic conflict of interest exists without first providing the Chief Compliance Officer, who shall be the Chief Financial Officer or other officer designated by the Board, with a written description of the activity and seeking the Chief Compliance Officer’s written approval. If the supervisor, manager or other appropriate personnel is himself or herself involved in the potential or actual conflict, the matter should instead be discussed directly with the Chief Compliance Officer.

Directors and executive officers must seek determinations and prior authorizations or approvals of potential conflicts of interest exclusively from the Audit Committee.

4.         Compliance.

4.1          Employees, officers and directors should comply, both in letter and spirit, with all applicable laws, rules and regulations in the cities, states and countries in which the Company operates.

4.2          Although not all employees, officers and directors are expected to know the details of all applicable laws, rules and regulations, it is important to know enough to determine when to seek advice from appropriate personnel. Questions about compliance should be addressed to the Company’s counsel.  Contact information for Company counsel is available from the Chief Compliance Officer.

4.3          No director, officer or employee may purchase or sell any Company securities while in possession of material non-public information regarding the Company, nor may any director, officer or employee purchase or sell another company’s securities while in possession of material non-public information regarding that company. All directors, officers and employees must familiarize themselves with and follow the  Company’s statement of policy regarding compliance with all applicable securities laws and regulations and the avoidance of conflicts of interest.  It is against Company policies and illegal for any director, officer or employee to use material non-public information regarding the Company or any other company to:

(a)           obtain profit for himself or herself; or

(b)           directly or indirectly “tip” others who might make an investment decision on the basis of that information.

5.         Disclosure.

5.1          The Company’s periodic reports and other documents filed with the SEC, including all financial statements and other financial information, must comply with applicable federal securities laws and SEC rules.

5.2          Each director, officer and employee who contributes in any way to the preparation or verification of the Company’s financial statements and other financial information must ensure that the Company’s books, records and accounts are accurately maintained. Each director, officer and employee must cooperate fully with the Company’s accounting and internal audit departments, as well as the Company’s independent public accountants and counsel.

5.3          Each director, officer and employee who is involved in the Company’s disclosure process must:

(a)           be familiar with and comply with the Company’s disclosure controls and procedures and its internal control over financial reporting; and

(b)           take all necessary steps to ensure that all filings with the SEC and all other public communications about the financial and business condition of the Company provide full, fair, accurate, timely and understandable disclosure.

6.         Protection and Proper Use of Company Assets.

6.1          All directors, officers and employees should protect the Company’s assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on the Company’s profitability and are prohibited.

6.2          All Company assets should be used only for legitimate business purposes. Any suspected incident of fraud or theft should be reported for investigation immediately.

6.3          The obligation to protect Company assets includes the Company’s proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks, and copyrights, as well as business and marketing plans, engineering and manufacturing ideas, designs, databases, records and any non-public financial data or reports. Unauthorized use or distribution of this information is prohibited and could also be illegal and result in civil or criminal penalties.

7.         Corporate Opportunities. All directors, officers and employees owe a duty to the Company to advance its interests when the opportunity arises. Directors, officers and employees are prohibited from taking for themselves personally (or for the benefit of friends or family members) opportunities that are discovered through the use of Company assets, property, information or position.  Directors, officers and employees may not use Company assets, property, information or position for personal gain (including gain of friends or family members). In addition, no director, officer or employee may compete with the Company.

8.         Confidentiality. Directors, officers and employees should maintain the confidentiality of information entrusted to them by the Company or by its customers, suppliers or partners, except when disclosure is expressly authorized or is required or permitted by law. Confidential information includes all non-public information (regardless of its source) that might be of use to the Company’s competitors or harmful to the Company or its customers, suppliers or partners if disclosed. Directors, officers and employees are reminded to comply with the provisions of any confidentiality agreements that they may have entered into with the Company.

9.         Fair Dealing. Each director, officer and employee must deal fairly with the Company’s customers, suppliers, partners, service providers, competitors, employees and anyone else with whom he or she has contact in the course of performing his or her job. No director, officer or employee may take unfair advantage of anyone through manipulation, concealment, abuse or privileged information, misrepresentation of facts or any other unfair dealing practice.

10.       Reporting and Enforcement.

10.1        Reporting and Investigation of Violations.

(a)           Actions prohibited by this Code involving directors or executive officers must be reported to the Audit Committee.

(b)           Actions prohibited by this Code involving anyone other than a director or executive officer must be reported to the reporting person’s supervisor, manager or other appropriate personnel.

(c)           After receiving a report of an alleged prohibited action, the Audit Committee, the relevant supervisor, manager or other appropriate personnel must promptly take all appropriate actions necessary to investigate.

(d)           All directors, officers and employees are expected to cooperate in any internal investigation of misconduct.

10.2        Enforcement.

(a)           The Company must ensure prompt and consistent action against violations of this Code.

(b)           If, after investigating a report of an alleged prohibited action by a director or executive officer, the Audit Committee determines that a violation of this Code has occurred, the Audit Committee will report such determination to the Board of Directors.

(c)           If, after investigating a report of an alleged prohibited action by any other person, the relevant supervisor, manager or other appropriate personnel determines that a violation of this Code has occurred, the supervisor, manager or other appropriate personnel will report such determination to the Audit Committee.

(d)           Upon receipt of a determination that there has been a violation of this Code, the Board of Directors will take such preventative or disciplinary action as it deems appropriate, including, but not limited to, reassignment, demotion, dismissal and, in the event of criminal conduct or other serious violations of the law, notification of appropriate governmental authorities.

10.3        Waivers.

(a)           The Board of Directors may, in its discretion, waive any violation of this Code.

(b)           Any waiver for a director or an executive officer shall be disclosed as required by SEC and NASDAQ rules.

10.4        Prohibition on Retaliation.

The Company does not tolerate acts of retaliation against any director, officer or employee who makes a good faith report of known or suspected acts of misconduct or other violations of this Code.

B.    Anti-Corruption Policy

1.             Introduction.

Combating Corruption. Wayside Technology Group, Inc. (the “Company”) operates in a wide range of legal and business environments, many of which pose challenges to our ability to conduct our business operations with integrity. As a company, we strive to conduct ourselves according to the highest standards of ethical conduct. Throughout its operations, the Company seeks to avoid even the appearance of impropriety in the actions of its directors, officers, employees, and agents.

Accordingly, this Anti-Corruption Policy (“Policy”) reiterates our commitment to integrity, and explains the specific requirements and prohibitions applicable to our operations under anti-corruption laws, including, but not limited to, the US Foreign Corrupt Practices Act of 1977 (“FCPA”). This Policy contains information intended to reduce the risk of corruption and bribery from occurring in the Company’s activities. The Company strictly prohibits all forms of corruption and bribery and will take all necessary steps to ensure that corruption and bribery do not occur in its business activities.

Under the FCPA, it is illegal for US persons, including US companies or any companies traded on US exchanges, and their subsidiaries, directors, officers, employees, and agents, to bribe non-US government officials. The concept of prohibiting bribery is simple. However, understanding the full scope of the FCPA is essential as this law directly affects everyday business interactions between the Company and non-US governments and government-owned or government-controlled entities.

Violations of the FCPA can also result in violations of other US laws, including anti-money laundering, mail and wire fraud, and conspiracy laws. The penalties for violating the FCPA are severe. In addition to being subject to the Company’s disciplinary policies (including termination), individuals who violate the FCPA may also be subject to imprisonment and fines.

Aside from the FCPA, the Company may also be subject to other non-US anti-corruption laws, in addition to the local laws of the countries in which the Company conducts business. This Policy generally sets forth the expectations and requirements for compliance with those laws.

Applicability. This Policy is applicable to all of the Company’s operations worldwide. This Policy applies to all of the Company’s directors, officers, and employees. This Policy also applies to the Company’s agents, consultants, joint venture partners, and any other third-party representatives that, on behalf of the Company, have conducted business outside of the US or interacted with non-US government officials or are likely to conduct business outside of the US or interact with non-US government officials.

2.             Prohibited Payments.

Company employees and agents are prohibited from directly or indirectly making, promising, authorizing, or offering anything of value to a non-US government official on behalf of the Company to secure an improper advantage, obtain or retain business, or direct business to any other person or entity. This prohibition includes payments to third-parties where the Company employee or agent knows, or has reason to know, that the third-party will use any part of the payment for bribes.

(a)           Cash and Non-Cash Payments: “Anything of Value.” Payments that violate the FCPA may arise in a variety of settings and include a broad range of payments beyond the obvious cash bribe or kickback. The FCPA prohibits giving “anything of value” for an improper purpose. This term is very broad and can include, for example:

(i)            Gifts.

(ii)           Travel, meals, lodging, entertainment, or gift cards.

(iii)          Loans or non-arm’s length transactions.

(iv)          Charitable or political donations.

(v)           Business, employment, or investment opportunities.

(b)           Non-US Government Official. The FCPA broadly defines the term non-US government official to include:

(i)            Officers or employees of a non-US government or any department, agency, or instrumentality thereof.

(ii)           Officers or employees of a company or business owned in whole or in part by a non-US government (a state owned or controlled enterprises).

(iii)          Officers or employees of a public international organization (such as the United Nations, World Bank, or the European Union).

(iv)          Non-US political parties or officials thereof.

(v)           Candidates for non-US political office.

This term also includes anyone acting on behalf of any of the above.

On occasion, a non-US government official may attempt to solicit or extort improper payments or anything of value from Company employees or agents. Such employees or agents must inform the non-US government official that the Company does not engage in such conduct and immediately contact the Company’s Chief Compliance Officer, who shall be the Chief Financial Officer or other officer designated by the Company’s Board of Directors.

(c)           Commercial Bribery. Bribery involving commercial (non-governmental parties) is also prohibited under this Policy. To this end, Company employees and agents shall not offer, promise, authorize the payment of, or pay or provide anything of value to any employee, agent, or representative of another company to induce or reward the improper performance of any function or any business-related activity. Company employees and agents also shall not request, agree to receive, or accept anything of value from any employee, agent, or representative of another company or entity as an inducement or reward for the improper performance of any function or business-related activity.

3.             Permitted Payments.

The FCPA does not prohibit all payments to non-US government officials. In general, the FCPA permits three categories of payments:

(a)           Facilitating Payments. The FCPA includes an exception for nominal payments made to low-level government officials to ensure or speed the proper performance of a government official’s routine, non-discretionary duties or actions, such as:

(i)            Clearing customs.

(ii)           Processing governmental papers such as visas, permits, or licenses.

(iii)          Providing police protection.

(iv)          Providing mail, telephone, or utility services.

(b)           Promotional Hospitality and Marketing Expenses or Pursuant to a Contract. The Company may pay for the reasonable cost of a non-US government official’s meals, lodging, or travel if, and only if, the expenses are bona fide, reasonable, and directly related to the promotion, demonstration, or explanation of Company products or services, or the execution of a contract with a non-US government or agency.

(c)           Promotional Gifts. Promotional gifts of nominal value may be given to a non-US government official as a courtesy in recognition of services rendered or to promote goodwill. These gifts must be nominal in value and should generally bear the trademark of the Company or one of its products.

4.             Political and Charitable Contributions.

Contributions to candidates for non-US political office are prohibited unless the Company’s Chief Compliance Officer, who shall be the Chief Financial Officer or other officer designated by the Company’s Board of Directors] pre-approves them in writing. Charitable contributions to non-US charities must also be pre-approved in writing by the Company’s Chief Compliance Officer, who shall be the Chief Financial Officer or other officer designated by the Company’s Board of Directors.

5.             Record Keeping.

It is the Company’s policy to implement and maintain internal accounting controls based upon sound accounting principles. All accounting entries in the Company’s books and records must be timely and accurately recorded and include reasonable detail to fairly reflect transactions. These accounting entries and the supporting documentation must be periodically reviewed to identify and correct discrepancies, errors, and omissions.

(a)           Authorization for Transactions. All transactions involving the provision of anything of value to a non-US government official must occur only with appropriate Company authorization.

(b)           Recording Transactions. All transactions involving the provision of anything of value to a non-US government official must be recorded in accordance with generally accepted accounting principles.

(c)           Tracking Transactions. All transactions involving the provision of anything of value to a non-US government official must be tracked in a separate log or record, with supporting documentation identifying:

(i)            The name and position of the employee requesting and authorizing the transaction.

(ii)           The name and position of the non-US government official involved in the transaction.

(iii)          A description, including the value, of the payment or provision of anything of value, and where applicable, a description of the Company’s products or services being promoted or the relevant contractual provision if the payment was made pursuant to a contract.

6.             Cash Payments.

Cash payments of any kind to a third-party, other than documented petty cash disbursements or other valid and approved payments, are prohibited. Company checks shall not be written to “cash,” “bearer,” or anyone other than the party entitled to payment except to replenish properly used petty cash funds.

7.             Representatives.

All third-party Company representatives must fully comply with the FCPA and all other applicable laws.

8.             Compliance.

Company employees and agents must be familiar with and perform their duties according to the requirements set out in this Policy. Company employees or agents who violate this Policy are subject to disciplinary action, up to and including dismissal. Third-party representatives who violate this Policy may be subject to termination of all commercial relationships with the Company.

To ensure that all Company employees and agents are thoroughly familiar with the provisions of this Policy, the FCPA, and any other applicable anti-corruption laws, the Company shall provide anti-corruption training and resources to those Company employees and agents, as appropriate.

Any Company employee or agent who suspects that this Policy may have been violated must immediately notify the Company as specified in the section entitled “Reporting Policy Violations” below. Any Company employee who, in good faith, reports suspected legal, ethical, or Policy violations will not suffer any adverse consequence for doing so. When in doubt about the appropriateness of any conduct, the Company requires that you seek additional guidance before taking any action that may subject the Company to potential FCPA liability.

9.             Duty to Cooperate.

The Company may at times undertake a more detailed review of certain transactions. As part of these reviews, the Company requires all employees, agents, and third-party representatives to cooperate with the Company, outside legal counsel, outside auditors, or other similar parties. The Company views failure to cooperate in an internal review as a breach of your obligations to the Company, and will deal with this failure severely in accordance with any local laws or regulations.

10.          Questions About the Policy.

If you have any questions relating to this Policy, please contact Michael Vesey.

11.          Reporting Policy Violations.

To report potential violations of this Policy, immediately notify your supervisor, manager or other appropriate personnel.